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                                                                     EXHIBIT: 10

                         SUBSEQUENT TRANSFER INSTRUMENT


     This Subsequent Transfer Instrument, dated as of June 13, 2005 (the "Instrument"), is between Merrill Lynch Mortgage Investors, Inc., as seller (the "Depositor"), and HSBC Bank USA, N.A., in its capacity as trustee of the Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-2, as purchaser (the "Trustee"), and relates to the transfer pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), among the Depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, Litton Loan Servicing, LP, as servicer and the Trustee, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     Section 1.        Conveyance of Subsequent Mortgage Loans.
                       ---------------------------------------

     (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to May 1,2005 (the "Subsequent Cut-off Date"). The Depositor, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

     (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement ("Sale Agreement"), dated the date hereof, between the Depositor as purchaser and Merrill Lynch Mortgage Capital, Inc., as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

     (c) Additional terms of the sale are set forth on Attachment A hereto.

     Section 2.        Representations and Warranties; Conditions Precedent.
                       ----------------------------------------------------

     (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Sections 2.03 and 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof with respect to the Subsequent Mortgage Loans.

     (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                                       1

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     Section 3.        Recordation of Instrument.
                       -------------------------

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 4.        Governing Law.
                       -------------

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 5.        Counterparts.
                       ------------

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

     Section 6.        Successors and Assigns.
                       ----------------------

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                       2
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                                 MERRILL LYNCH MORTGAGE
                                 INVESTORS, INC.


                                 By:  ____________________________
                                 Name:  Matthew Whalen
                                 Title:  President


                                 HSBC BANK USA, N.A.,
                                 not in its individual capacity but solely as Trustee for Ownit Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-2


                                 By:  ____________________________
                                 Name:
                                 Title:


                                       3

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Attachments
-----------

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (bankruptcy, corporate).
E.       Trustee's Officer's Certificate.
F.       Opinion of Trustee's Counsel.
G.       Subsequent Mortgage Loan Purchase Agreement.

                                       4
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                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE
                            ------------------------

     A.   General

          1. Subsequent Cut-off Date:  May 1, 2005
          2. Subsequent Transfer Date:  June 13, 2005
          3. Aggregate Stated Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $294,009,312.69
             a. Aggregate Stated Principal Balance as of the Subsequent Cut-off Date of the Subsequent Mortgage Loans to be added to Group One:
             $207,303,597.17
             b. Aggregate Stated Principal Balance as of the Subsequent Cut-off Date of the Subsequent Mortgage Loans to be added to Group Two:
             $86,705,715.52
          4. Purchase Price:  100.00%

     B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date (or such other date as is specified herein) shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to not more than 1.5% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 100.00%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a term since origination not in excess of 6 months; (vi) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before July 1, 2005; (vii) the Subsequent Mortgage Loans assigned to Group One must meet the Freddie Mac principal balance criteria described in the Prospectus Supplement; (viii) the Subsequent Mortgage Loan shall be underwritten in accordance with the criteria set forth under the section "Underwriting Guidelines--Ownit Underwriting Guidelines" in the Prospectus Supplement, (ix) the Subsequent Mortgage Loan must provide for monthly interest payments which are due on the first day of each calendar month,
(x) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan must be a "qualified mortgage" within the meaning of
Section 860G of the Code and Treasury Regulations Section 1.860G-2 (as determined without regard to Treasury Regulations Section 1.860G-2(a)(3) or any similar provision that treats a defective obligation as a qualified mortgage for a temporary period), (xi) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan does not provide for interest other than at either (a) a single fixed rate in effect throughout the term of the Subsequent Mortgage Loan or (b) a "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Subsequent Mortgage Loan, (xii) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Depositor would not, based on the delinquency status of such Subsequent Mortgage Loan, institute foreclosure proceedings prior to the next scheduled payment date for such Subsequent Mortgage Loan, (xiii) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan was not the subject of pending or final foreclosure proceedings and (xiv) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, each of the representations and warranties of the seller in the Sale Agreement shall be true, complete and correct with respect to such Subsequent Mortgage Loans.

     C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will have characteristics that as of the Subsequent Cut-off Date are not materially inconsistent with the Initial Mortgage Loans.

                                      A-1

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     Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

                                      A-2

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                                  Attachment B

                      Schedule of Subsequent Mortgage Loans

                             [Intentionally Omitted]




                                      B-1
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                                  Attachment C

                        Depositor's Officer's Certificate

                             [Intentionally Omitted]





                                      C-1
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                                  Attachment D

                         Opinions of Depositor's Counsel

                             [Intentionally Omitted]





                                      D-1
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                                  Attachment E

                         Trustee's Officer's Certificate

                             [Intentionally Omitted]




                                      E-1
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                                  Attachment F

                          Opinion of Trustee's Counsel

                             [Intentionally Omitted]





                                      F-1
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                                  Attachment G

                   Subsequent Mortgage Loan Purchase Agreement

                             [Intentionally Omitted]






                                      G-1